UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 4, 2012 (September 29, 2012)

THT HEAT TRANSFER TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34812	20-5463509
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
or organization)

THT Industrial Park
No.5 Nanhuan Road, Tiexi District
Siping, Jilin Province 136000
People's Republic of China
(Address of principal executive offices)

86-434-3265241
(Registrant's telephone number, including area code)

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 29, 2012, Mr. Jianjun He resigned as the Chief Financial Officer of THT Heat Transfer Technology, Inc. (the “Company”), effective immediately. The resignation of Mr. He is not in connection with any known disagreement with the Company on any matter. On September 29, 2012, the Board of Directors of the Company appointed Mr. Zhigang Xu as the Interim Chief Financial Officer, until a permanent Chief Financial Officer is appointed.

Mr. Zhigang Xu. Mr. Xu has worked in different positions in the Company’s subsidiaries Siping City Juyuan Hanyang Plate Heat Exchanger Co. Ltd. (“Siping Juyuan”) and Beijing Juyuan Hanyang Heat Exchange Equipment Co., Ltd. (“Beijing Juyuan”) since 2000. Mr. Xu was Beijing Juyuan’s accountant and Financial Director. He was also Siping Juyuan’s Deputy Financial Director and CFO Assistant. From 1993 to 1999, Mr. Xu worked as an account at Siping Jiuyuan Heat Exchange Equipment Co., Ltd. Mr. Xu holds a Bachelor’s Degree in Accounting from Jilin Industry University.

No family relationship exists between Mr. Zhigang Xu and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction between Mr. Xu and the Company that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d)	Exhibits.

Number	Description
99.1	Press release, dated October 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THT HEAT TRANSFER
TECHNOLOGY, INC.

Date: October 4, 2012	/s/ Guohong Zhao
Guohong Zhao
Chief Executive Officer

EXHIBIT INDEX

Number	Description
99.1	Press Release, dated October 4, 2012